KPMG LLP	Telephone	(604) 691-3000
Chartered Accountants	Telefax	(604) 691-3031
Box 10426, 777 Dunsmuir Street	www.kpmg.ca
Vancouver BC V7Y 1K3
Canada

October 31, 2003

UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We were previously the principal accountants for Destiny Media Technologies, Inc. (the “Company”) and, under the date of October 11, 2002, we reported on the consolidated balance sheets of the Company as at August 31, 2002 and 2001 and the consolidated statements of operations, stockholders’ deficiency and comprehensive loss and cash flows of the Company for each of the years ended August 31, 2002 and 2001. On October 31, 2003 our appointment as principal accountants has terminated.

We have read Destiny Media Technologies, Inc.’s statements included under Item 4 of its Current Report on Form 8-K dated October 31, 2003 and we agree with such statements.

Very truly yours,

KPMG LLP, a Canadian owned limited liability partnership established under the laws of Ontario, is the Canadian member firm of KPMG International, a Swiss nonoperating association.